Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of PowerShares Actively Managed Exchange-Traded Fund Trust of our reports dated December 26, 2017, relating to the financial statements and financial highlights, which appears in each of the Funds’ (as listed in Appendix A) Annual Report on Form N-CSR for the year ended October 31, 2017. We also consent to the references to us under the headings “Fund Service Providers”, “Financial Highlights”, “Statement of Additional Information”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

February 26, 2018

Appendix A

PowerShares Active U.S. Real Estate Fund

PowerShares Balanced Multi-Asset Allocation Portfolio

PowerShares Conservative Multi-Asset Allocation Portfolio

PowerShares Growth Multi-Asset Allocation Portfolio

PowerShares Moderately Conservative Multi-Asset Allocation Portfolio

PowerShares Multi-Strategy Alternative Portfolio

PowerShares S&P 500® Downside Hedged Portfolio

PowerShares Variable Rate Investment Grade Portfolio